UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2009

FIRST REPUBLIC PREFERRED CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-33461	91-1971389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Pine Street, San Francisco, CA		94111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 392-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 21, 2009, Bank of America Corporation (“Bank of America”) announced that it had signed a definitive agreement (the “Agreement”) to sell First Republic Bank (“First Republic”) to a number of investors, led by First Republic’s existing management and including investment funds managed by Colony Capital, LLC and General Atlantic LLC. Bank of America stated that the transaction is expected to close in the second quarter of 2010, subject to receipt of regulatory approvals.

Pursuant to the Agreement, First Republic announced today that First Republic Preferred Capital Corporation (the “Registrant”) and First Republic Preferred Capital Corporation II will become subsidiaries of the new enterprise upon completion of the transaction. The new enterprise will also assume the obligations of First Republic on its 7.75% Subordinated Notes Due 2012 (the “Subordinated Notes”).

As a result of the proposed transaction, there will be no changes to the economic terms or payment dates for the Subordinated Notes or the issued and outstanding securities of the Registrant or First Republic Preferred Capital Corporation II.

A copy of First Republic’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

99.1	Press Release of First Republic Bank, dated October 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REPUBLIC PREFERRED CAPITAL CORPORATION (Registrant)

Date: October 27, 2009	By:	/s/ Willis H. Newton, Jr.
Willis H. Newton, Jr. Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of First Republic Bank, dated October 27, 2009.